                                                              MONEY MARKET FUNDS

PROSPECTUS
         March 31, 2000

TREASURY FUND
TAX-FREE MONEY MARKET FUND
OHIO TAX-FREE MONEY MARKET FUND

                                                                FIRSTAR
                                                                    STELLAR
                                                                        FUNDS

As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved any shares of these funds or determined if this prospectus is truthful or complete. Anyone who tells you otherwise is committing a criminal offense.

                                TABLE OF CONTENTS

OVERVIEW..................................................................     3
TREASURY FUND.............................................................     4
TAX-FREE MONEY MARKET FUND................................................     6
OHIO TAX-FREE MONEY MARKET FUND...........................................     9
MANAGEMENT OF THE FUNDS...................................................    12
DISTRIBUTION OF SHARES....................................................    12
DESCRIPTION OF CLASSES....................................................    13
PRICE OF SHARES...........................................................    14
PURCHASING SHARES.........................................................    14
SELLING SHARES............................................................    16
EXCHANGING SHARES.........................................................    17
DISTRIBUTIONS AND TAXES...................................................    18
FINANCIAL HIGHLIGHTS......................................................    20

OVERVIEW
--------------------------------------------------------------------------------


                           GOAL OF THE MONEY MARKET FUNDS

                           The goal of the Firstar Stellar money market funds is to provide current income while preserving capital. The advantage of the TAX-FREE MONEY MARKET FUND is that the interest income is exempt from federal income tax. The benefit of the OHIO TAX-FREE MONEY MARKET FUND is that the interest income is exempt from both federal and Ohio state income tax.

                           STRATEGIES OF THE FUNDS

                           The TREASURY FUND invests exclusively in short-term U.S. Treasury obligations. The TAX-FREE MONEY MARKET FUND and the OHIO TAX-FREE MONEY MARKET FUND primarily invest in short-term municipal securities. Each of the funds strives to maintain a share price of $1.00.

                           PRINCIPAL RISKS COMMON TO THESE FUNDS

                           The main risks of investing in the funds are:

                           . INTEREST RISKS: The rate of income will vary from day to day depending on short-term interest rates. It is possible that a major change in interest rates could cause the value of your investment to decline.

                           . CREDIT RISKS: The funds can also be affected by changes in the credit quality rating or changes in the issuer's financial condition. A default on a security or a repurchase agreement held by one of the funds could cause the value of your investment to decline.

                           . Although the funds seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the funds.

AN INVESTMENT IN THE FUNDS    WHO MAY WANT TO INVEST
IS NOT A DEPOSIT OF FIRSTAR   These funds may be appropriate for investors that:
BANK AND IS NOT INSURED OR    .   want to save money rather than "invest"
GUARANTEED BY THE FEDERAL     .   require stability of principal
DEPOSIT INSURANCE             .   prefer to receive income with relatively fewer
CORPORATION OR ANY                risks
OTHER GOVERNMENT AGENCY.      .   are risk adverse

                           The Statement of Additional Information contains more information about the funds and the types of securities in which they may invest.

TREASURY FUND
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE

The TREASURY FUND seeks to achieve stability of principal and current income consistent with stability of principal.

INVESTMENT POLICIES AND PORTFOLIO SECURITIES

The fund intends to achieve its investment goal by investing exclusively in short-term U.S. Treasury obligations that have a maturity of 397 days or less from the date of purchase. The fund may purchase repurchase agreements collateralized by U.S. Treasury obligations. The fund intends to invest in the agreements that provide for repurchase within 397 days from the date of acquisition. The average maturity of these securities is 120 days or less. The average maturity, however, of all the securities in the fund's portfolio will be 90 days or less on a dollar-weighted basis. Securities subject to repurchase agreements are marked to market on a daily basis. U.S. Treasury obligations are issued by the U.S. government and are fully guaranteed as to principal and interest by the United States government. The fund may also retain assets in cash and may purchase U.S. Treasury obligations on a when-issued or delayed delivery basis.

INVESTMENT RISKS

The following risks are specific to this fund in addition to the risks mentioned in the Overview section.

REPURCHASE AGREEMENTS
Arrangements in which banks, broker/dealers and other financial institutions sell securities to the fund and agree to repurchase them at a certain time and price within one year.

REPURCHASE AGREEMENT RISKS One of the risks of investing in repurchase agreements is that the seller may not repurchase the securities from the fund, which may result in the fund selling the security for less than the agreed upon price. Another risk of repurchase agreements is that the seller may default or file for bankruptcy. That could mean the fund might have to wait through lengthy court actions before selling the securities.

WHEN ISSUED/DELAYED DELIVERY
Securities with payment and delivery scheduled for a future time.

WHEN-ISSUED AND DELAYED DELIVERY TRANSACTION RISKS One of the risks of investing in when-issued or delayed delivery transactions is if the seller chooses not to complete the transaction, the fund could miss an advantageous price or yield.

Another risk is that because settlement dates may be a month or more after entering into the transactions, the market value of the securities may have dropped from the agreed upon purchase price. However, the fund may cancel a commitment to purchase securities prior to settlement if the fund's investment adviser believes it is appropriate.

The fund may enter into transactions to sell its purchase commitments to third parties at current market rates and simultaneously acquire other commitments to purchase similar securities at later dates. The fund may realize short-term profits or losses on the sale of these kinds of commitments.

PAST PERFORMANCE

The bar chart and table below illustrate the variability of the TREASURY FUND'S returns. The bar chart indicates the risks of investing in the fund by showing the changes in the fund's performance from year to year (on a calendar year basis). The table shows the fund's average annual returns for one, five, ten-years and since the fund's inception ended December 31, 1999. THE FUND'S PAST PERFORMANCE DOES NOT PREDICT FUTURE PERFORMANCE.

Treasury Fund - C Shares
Calendar Year Returns as of 12/31

1990      7.64%
1991      5.49%
1992      3.26%
1993      2.54%
1994      3.51%
1995      5.26%
1996      4.77%
1997      4.86%
1998      4.61%
1999      4.06%


BEST QUARTER:         Q3     1990     1.89%
WORST QUARTER:        Q4     1993     0.62%


-------------------------------- ------- -------- ---------- -----------
  AVERAGE ANNUAL TOTAL RETURN    1 Year  5 Year    10 Year     Since
       THROUGH 12/31/99                                      inception
-------------------------------- ------- -------- ---------- -----------
Treasury Fund       C Shares/1/  4.06%    4.71%     4.59%      4.85%
                    Y Shares/2/  4.22%     N/A       N/A       4.62%
-------------------------------- ------- -------- ---------- -----------
FOR UP-TO-DATE YIELD INFORMATION, PLEASE CALL 1-800-677-FUND.

/1/ C Shares commenced operations April 15, 1989.
/2/ Y Shares commenced operations March 25, 1997.

FUND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

---------------------------------------------- -------- ---------
SHAREHOLDER FEES                               CLASS C  CLASS Y
(FEES PAID DIRECTLY FROM YOUR INVESTMENT)
---------------------------------------------- -------- ---------
MAXIMUM SALES CHARGE (LOAD) IMPOSED ON         None     None
PURCHASES (AS A PERCENTAGE OF OFFERING PRICE)
MAXIMUM DEFERRED SALES CHARGE (LOAD)           None     None
(AS A PERCENTAGE OF OFFERING PRICE)
MAXIMUM SALES CHARGE (LOAD) IMPOSED ON         None     None
REINVESTED DIVIDENDS
REDEMPTION FEE                                 None     None
EXCHANGE FEE                                   None     None
---------------------------------------------- -------- ---------

---------------------------------------------- -------- ---------
ANNUAL FUND OPERATING EXPENSES                 CLASS C  CLASS Y
(EXPENSES DEDUCTED FROM FUND ASSETS)
---------------------------------------------- -------- ---------
MANAGEMENT FEES                                   0.50%   0.50%
DISTRIBUTION AND SERVICE (12B-1) FEES/1/          0.25%    None
OTHER EXPENSES/2/                                 0.43%   0.43%
TOTAL ANNUAL FUND OPERATING EXPENSES              1.18%   0.93%
---------------------------------------------- -------- ---------

/1/ Y shares are not subject to a Rule 12b-1 Plan. C shares of the TREASURY FUND can pay up to 0.25% of average daily net assets for 12b-1 fees. However, the investment adviser has chosen to waive a portion of this fee so that the actual amount imposed is 0.15% of average daily net assets. The adviser can reduce the waiver at anytime.

/2/ "Other Expenses" includes (1) administration fees, transfer agency fees and all other ordinary operating expenses of the fund not listed above which are estimated to total 0.18% of average daily net assets, plus (2) an annual shareholder servicing fee of 0.25% of average daily net assets. The fund plans to limit the shareholder servicing fee to an annual rate of 0.16% of average daily net assets although this waiver can be modified or terminated at anytime.

EXAMPLE The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. This example assumes that:

1. You invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods,
2. You reinvested all dividends and capital gain distributions,
3. Your investment has a 5% return each year, and
4. The fund's operating expenses remain the same.

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

------------- -------- --------- ---------- -----------
              1 YEAR   3 YEARS   5 YEARS    10 YEARS
------------- -------- --------- ---------- -----------
CLASS C       $120     $375      $649       $1,432
CLASS Y       $ 95     $296      $515       $1,143
------------- -------- --------- ---------- -----------
                       CLASS DESCRIPTIONS ARE ON PAGE 13.

TAX-FREE MONEY MARKET FUND
--------------------------------------------------------------------------------

INVESTMENT GOAL

The TAX-FREE MONEY MARKET FUND seeks to provide current income exempt from federal regular income tax consistent with stability of principal.

WHAT IS FEDERAL REGULAR INCOME TAX?
Federal regular income tax refers to normal income tax that most U.S. taxpayers compute and pay each year. It does not include the federal alternative minimum tax.

INVESTMENT POLICIES AND PORTFOLIO SECURITIES

The fund intends to achieve its investment goal by investing its assets so that at least 80% of its annual interest income is exempt from federal regular income tax and not subject to the alternative minimum tax. The fund's portfolio consists of municipal securities maturing in 397 days or less. The average maturity, however, of all the securities in the fund's portfolio will be 90 days or less on a dollar-weighted basis.

The municipal securities in which the fund invests are primarily debt obligations issued by or on behalf of states, territories and possessions of the United States, and any political subdivision or financing authority of any of these, the income from which is exempt from federal regular income tax.

When selling securities, the adviser considers three factors: (1) Have the objectives of the fund been met? (2) Has the attractiveness of the securities deteriorated (e.g., the security's interest rate is not as favorable as other securities' interest rates)? (3) Has the adviser's outlook regarding the security's income changed? If the adviser can answer each question positively, then the adviser will sell the securities.

                        EXAMPLES OF MUNICIPAL SECURITIES

 .   tax and revenue anticipation notes issued to finance working capital needs in anticipation of receiving taxes or other revenues
 .   bond anticipation notes that are intended to be refinanced through a later issuance of longer term bonds
 .   municipal commercial paper and other short-term notes
 .   variable rate demand notes
 .   municipal bonds and leases
 .   construction loan notes insured by the Federal Housing Association and financed by the Federal or Government National Mortgage Associations
 .   participation interests in any of the above

PARTICIPATION INTERESTS The fund may purchase interests in municipal securities from financial institutions such as commercial and investment banks, savings associations and insurance companies. Financial institutions provide guarantees, letters of credit or insurance to the fund on the underlying municipal securities.

MUNICIPAL LEASES The fund may also invest in municipal leases, which are obligations issued by state and local governments to finance the acquisition of equipment and facilities. Municipal leases may take the form of a lease, an installment purchase contract, a conditional sales contract or a participation interest. Municipal leases may be considered illiquid.

VARIABLE RATE DEMAND NOTES The fund may invest in variable rate demand notes, which are obligations with variable or floating interest rates. The notes provide the fund with the right to tender the security for repurchase at its stated principal amount plus accrued interest. These securities usually bear interest at a rate that allow the securities to trade at par. Most variable rate demand notes allow the fund to demand the repurchase of the security on not more than 7 days notice. Other notes only permit the fund to tender the security at the time of each interest rate adjustment or at other fixed intervals. The fund treats variable rate demand notes as maturing on the later of the date of the next interest adjustment or the date on which the fund may next tender the security for repurchase.

TEMPORARY INVESTMENTS From time to time, the fund may invest in tax-exempt or taxable short-term temporary investments when the fund's investment adviser determines that market conditions call for a temporary defensive posture. During such times, it is possible for the fund not to reach its investment objective. Although the fund is permitted to make taxable, temporary investments, the adviser currently has no intention to generate income subject to federal regular income tax.

INVESTMENT RISKS

The following risks are specific to this fund in addition to the risks mentioned in the Overview section.

MUNICIPAL SECURITIES RISKS One of the risks of investing in municipal securities is that the yield produced by such securities depends on a variety of factors including the general conditions of the short-term municipal note market and the municipal bond market. Other factors include the size of the particular offering, the maturity of the obligations and the rating of the issue. The ability of the fund to achieve its investment objective also depends on the ability of the issuers of the municipal securities to meet their obligations for the payment of interest and principal when due.

CREDIT RISKS Another risk is that the fund may invest more than 25% of its total assets in securities credit-enhanced by banks. Credit-enhanced securities are investments backed by a guaranty, letter of credit or insurance. Any bankruptcy, receivership, default or change in the credit quality of the party providing the credit enhancement will adversely affect the quality and marketability of the underlying security causing the fund to lose money.

TAX RISKS The fund may be more adversely impacted by changes in tax rates and policies than other funds. Because interest income on municipal obligations is normally not subject to regular federal income taxation, the attractiveness of municipal obligations in relation to other investment alternatives is affected by changes in federal income tax rates applicable to, or the continuing federal income tax-exempt status of, such interest income. Therefore, any proposed or actual changes in such rates or exempt status can significantly affect the demand for and supply, liquidity and marketability of municipal obligations, which could in turn affect the fund's ability to acquire and dispose of municipal obligations at desirable yield and price levels.

PAST PERFORMANCE

The bar chart and table below illustrate the variability of the TAX-FREE MONEY MARKET FUND'S returns. The bar chart indicates the risks of investing in the fund by showing the changes in the fund's performance from year to year (on a calendar year basis). The table shows the fund's average annual returns for one-year, five-years, and since the fund's inception ended December 31, 1999. THE FUND'S PAST PERFORMANCE DOES NOT PREDICT FUTURE PERFORMANCE.

Tax-Free Money Market Fund - C Shares
Calendar Year Returns as of 12/31

1992      2.44%
1993      1.88%
1994      2.29%
1995      3.33%
1996      2.86%
1997      3.04%
1998      2.79%
1999      2.53%

BEST QUARTER:         Q3     1991     1.01%
WORST QUARTER:        Q1     1994     0.43%

------------------------------------ --------- ----------- ----------
                                                             SINCE
    AVERAGE ANNUAL TOTAL RETURN       1 YEAR    5 YEARS    INCEPTION
         THROUGH 12/31/99
------------------------------------ --------- ----------- ----------
Tax-Free Money Market Fund
                       C Shares1      2.53%      2.91%       2.76%
------------------------------------ --------- ----------- ----------
FOR UP-TO-DATE YIELD INFORMATION, PLEASE CALL 1-800-677-FUND.

 /1/ C Shares commenced operations March 15, 1991.

FUND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

------------------------------------------------- --------------
SHAREHOLDER FEES                                     CLASS C
(FEES PAID DIRECTLY FROM YOUR INVESTMENT)
------------------------------------------------- --------------
MAXIMUM SALES CHARGE (LOAD) IMPOSED ON                None
PURCHASES (AS A PERCENTAGE OF OFFERING PRICE)
MAXIMUM DEFERRED SALES CHARGE (LOAD)                  None
(AS A PERCENTAGE OF OFFERING PRICE)
MAXIMUM SALES CHARGE (LOAD) IMPOSED ON                None
REINVESTED DIVIDENDS
REDEMPTION FEE                                        None
EXCHANGE FEE                                          None
------------------------------------------------- --------------

------------------------------------------------- --------------
ANNUAL FUND OPERATING EXPENSES                       CLASS C
(EXPENSES DEDUCTED FROM FUND ASSETS)
------------------------------------------------- --------------
MANAGEMENT FEES/1/                                     0.55%
DISTRIBUTION AND SERVICE (12B-1) FEES/2/               0.25%
OTHER EXPENSES/3/                                      0.45%
TOTAL ANNUAL FUND OPERATING EXPENSES                   1.25%
------------------------------------------------- --------------

/1/ The fund's investment adviser voluntarily waives a portion of this fee each year. The adviser can terminate this voluntary waiver at anytime. With the current waiver, the management fee is 0.50% of average daily net assets.

/2/ Currently, C shares of the fund are not paying or accruing Rule 12b-1 fees. The class can pay up to 0.25% of average daily net assets as a Rule 12b-1 fee to the fund's distributor.

/3/ "Other Expenses" includes (1) administration fees, transfer agency fees and all other ordinary operating expenses of the fund not listed above which are estimated to total 0.20% of average daily net assets, plus (2) an annual shareholder servicing fee of 0.25% of average daily net assets. The fund plans to limit the shareholder servicing fee to an annual rate of 0.16% of average daily net assets although this waiver can be modified or terminated at anytime.

EXAMPLE The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. This example assumes that:

1. You invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods,
2. You reinvested all dividends and capital gain distributions,
3. Your investment has a 5% return each year, and
4. The fund's operating expenses remain the same.

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

------------- -------- --------- ---------- -----------
              1 YEAR   3 YEARS   5 YEARS    10 YEARS
------------- -------- --------- ---------- -----------
CLASS C       $127     $397      $686       $1,511
------------- -------- --------- ---------- -----------
                       CLASS DESCRIPTIONS ARE ON PAGE 13.

OHIO TAX-FREE MONEY MARKET FUND
--------------------------------------------------------------------------------

INVESTMENT GOAL

The OHIO TAX-FREE MONEY MARKET FUND seeks to provide current income exempt from federal income tax and the personal income taxes imposed by the state of Ohio and Ohio municipalities consistent with stability of principal.

                      EXAMPLES OF OHIO MUNICIPAL SECURITIES
 .   tax and revenue anticipation notes issued to finance working capital needs in anticipation of receiving taxes or other revenues
 .   bond anticipation notes that are intended to be refinanced through a later issuance of longer term bonds
 .   municipal commercial paper and other short-term notes
 .   variable rate demand notes
 .   municipal bonds and leases
 .   participation interests in any of the above

INVESTMENT POLICIES AND PORTFOLIO SECURITIES

The fund intends to achieve its investment goal by investing its assets so that at least 80% of its annual interest income is exempt from federal income tax and not subject to the alternative minimum tax and the personal income taxes imposed by the state of Ohio and Ohio municipalities. In addition, the fund will invest its assets so that under normal circumstances, at least 65% of the value of its total assets will be invested in Ohio municipal securities exempt from federal regular income tax and Ohio State income tax. The fund's portfolio consists of municipal securities maturing in 397 days or less. The average maturity, however, of all the securities in the fund's portfolio will be 90 days or less on a dollar-weighted basis.

The municipal securities in which the fund invests are primarily debt obligations issued by or on behalf of Ohio and its political subdivisions and financing authorities and obligations of other states, territories and possessions of the United States and any political subdivision or financing authority of any of these. The income from such obligations must be exempt from federal income tax (including alternative minimum tax) and the personal income taxes imposed by the state of Ohio and other municipalities.

When selling securities, the adviser considers three factors: (1) Have the objectives of the fund been met? (2) Has the attractiveness of the securities deteriorated (e.g., the security's interest rate is not as favorable as other securities' interest rates)? (3) Has the adviser's outlook regarding the security's income changed? If the adviser can answer each question positively, then the adviser will sell the securities.

PARTICIPATION INTERESTS The fund may purchase interests in municipal securities from financial institutions such as commercial and investment banks, savings associations and insurance companies. Financial institutions provide guarantees, letters of credit or insurance to the fund on the underlying municipal securities.

MUNICIPAL LEASES The fund may also invest in municipal leases, which are obligations issued by state and local governments to finance the acquisition of equipment and facilities. Municipal leases may take the form of a lease, an installment purchase contract, a conditional sales contract or a participation interest. Municipal leases may be considered illiquid.

VARIABLE RATE DEMAND NOTES The fund may invest in variable rate demand notes, which are obligations with variable or floating interest rates. The notes provide the fund with the right to tender the security for repurchase at its stated principal amount plus accrued interest. These securities usually bear interest at a rate that allow the securities to trade at par. Most variable rate demand notes allow the fund to demand the repurchase of the security on not more than 7 days' notice. Other notes only permit the fund to tender the security at the time of each interest rate adjustment or at other fixed intervals. The fund treats variable rate demand notes as maturing on the later of the date of the next interest adjustment or the date on which the fund may next tender the security for repurchase.

TEMPORARY INVESTMENTS From time to time, the fund may invest in tax-exempt or taxable short-term temporary investments when the fund's investment adviser determines that market conditions call for a temporary defensive posture. During such times, it is possible for the fund not to reach its investment objective. Although the fund is permitted to make taxable temporary investments, the adviser currently has no intention to generate income subject to federal regular income tax.

INVESTMENT RISKS

The following risks are specific to this fund in addition to the risks mentioned in the Overview section.

MUNICIPAL SECURITIES RISKS One of the risks of investing in municipal securities is that the yield produced by such securities depends on a variety of factors. Factors affecting the yield include the general conditions of the short-term municipal note market and the municipal bond market. Other factors are the size of the particular offering, the maturity of the obligations and the rating of the issue. The ability of the fund to achieve its investment objective also depends on the ability of the issuers of the municipal securities to meet their obligations for the payment of interest and principal when due.

CREDIT RISKS Another risk is that the fund may invest more than 25% of its total assets in securities credit-enhanced by banks. Credit-enhanced securities are investments backed by a guaranty, letter of credit or insurance. Any bankruptcy, receivership, default or change in the credit quality of the party providing the credit enhancement will adversely affect the quality and marketability of the underlying security causing the fund to lose money.


TAX RISKS The fund may be more adversely impacted by changes in tax rates and policies than other funds. Because interest income on municipal obligations is normally not subject to regular federal income taxation, the attractiveness of municipal obligations in relation to other investment alternatives is affected by changes in federal income tax rates applicable to, or the continuing federal income tax-exempt status of, such interest income. Therefore, any proposed or actual changes in such rates or exempt status can significantly affect the demand for and supply, liquidity and marketability of municipal obligations, which could in turn affect the fund's ability to acquire and dispose of municipal obligations at desirable yield and price levels.


NON-DIVERSIFICATION RISKS Investing in the fund has added risks because the fund is a non-diversified fund under the Investment Company Act of 1940, as amended. Compared with other mutual funds, this fund may invest a greater percentage of its assets in a more limited number of issues concentrated in one state, which as a result, can increase the fund's volatility. The value of the fund's securities can be impacted by economic or political developments affecting certain securities.

OHIO STATE SPECIFIC RISKS Ohio's economy is largely composed of manufacturing which is concentrated in the automobile sector and other durable goods. The exposure to these industries, particularly the auto sector, leaves Ohio vulnerable to an economic slowdown associated with business cycles. Furthermore, population growth, as in many states around the Great Lakes, has been stagnant.

The fund's concentration in securities issued by Ohio and its political subdivisions provides a greater level of risk than a fund whose assets are diversified across numerous states and municipal issuers. The ability of Ohio or its municipalities to meet their obligations will depend on:

(1) the availability of tax and other revenues;
(2) economic, political and demographic conditions within the state; and
(3) the underlying fiscal condition of the state, its counties and its municipalities.

PAST PERFORMANCE

The bar chart and table below illustrate the variability of the OHIO TAX-FREE MONEY MARKET FUND'S returns. The bar chart indicates the risks of investing in the fund by showing the changes in the fund's performance from year to year (on a calendar year basis). The table shows the fund's average annual returns for one-year and since the fund's inception ended December 31, 1999. THE FUND'S PAST PERFORMANCE DOES NOT PREDICT FUTURE PERFORMANCE.

Ohio Tax-Free Money Market Fund - C Shares
Calendar Return as of 12/31

1998      2.85%
1999      2.69%

BEST QUARTER:         Q2     1998     0.78%
WORST QUARTER:        Q1     1998     0.63%

--------------------------------------- --------- -----------
     AVERAGE ANNUAL TOTAL RETURN                    SINCE
           THROUGH 12/31/99              1 YEAR   INCEPTION
--------------------------------------- --------- -----------
OHIO TAX-FREE MONEY MARKET FUND
                           C Shares/1/   2.69%      2.77%
--------------------------------------- --------- -----------
FOR UP-TO-DATE YIELD INFORMATION, PLEASE CALL 1-800-677-FUND.

/1/ C Shares commenced operations December 2, 1997.

FUND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

--------------------------------------------- ------------------
SHAREHOLDER FEES                                   CLASS C
(FEES PAID DIRECTLY FROM YOUR INVESTMENT)
--------------------------------------------- ------------------
MAXIMUM SALES CHARGE (LOAD) IMPOSED ON              None
PURCHASES
(AS A PERCENTAGE OF OFFERING PRICE)
MAXIMUM DEFERRED SALES CHARGE (LOAD) (AS A          None
PERCENTAGE OF OFFERING PRICE)
MAXIMUM SALES CHARGE (LOAD) IMPOSED ON              None
REINVESTED DIVIDENDS
REDEMPTION FEE                                      None
EXCHANGE FEE                                        None
--------------------------------------------- ------------------

--------------------------------------------- ------------------
ANNUAL FUND OPERATING EXPENSES (EXPENSES           CLASS C
DEDUCTED FROM FUND ASSETS)
--------------------------------------------- ------------------
MANAGEMENT FEES/1/                                   0.55%
DISTRIBUTION AND SERVICE (12B-1) FEES/2/             0.25%
OTHER EXPENSES/3/                                    0.50%
TOTAL ANNUAL FUND OPERATING EXPENSES                 1.30%
--------------------------------------------- ------------------

/1/ The fund's investment adviser voluntarily waives a portion of this fee each year. The adviser can terminate this voluntary waiver at anytime. With the current waiver, the management fee is 0.35% of average daily net assets.

/2/ Currently, C shares of the fund are not paying or accruing Rule 12b-1 fees.
    The class can pay up to 0.25% of average daily net assets as a Rule 12b-1 fee to the distributor.

/3/ "Other Expenses" includes (1) administration fees, transfer agency fees and all other ordinary operating expenses of the fund not listed above which are estimated to total 0.25% of average daily net assets, plus (2) an annual shareholder servicing fee of 0.25% of average daily net assets. The fund plans to limit the shareholder servicing fee to an annual rate of 0.16% of average daily net assets although this waiver can be modified or terminated at anytime.

EXAMPLE The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. This example assumes that:

1. You invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods,
2. You reinvested all dividends and capital gain distributions,
3. Your investment has a 5% return each year, and
4. The fund's operating expenses remain the same.

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

------------- -------- --------- ---------- -----------
              1 YEAR   3 YEARS   5 YEARS    10 YEARS
------------- -------- --------- ---------- -----------
CLASS C       $132     $412      $713       $1,568
------------- -------- --------- ---------- -----------
                       CLASS DESCRIPTIONS ARE ON PAGE 13.

MANAGEMENT OF THE FUNDS
--------------------------------------------------------------------------------

INVESTMENT ADVISER

Firstar Investment Research & Management Company, LLC (FIRMCO), a wholly owned subsidiary of Firstar Corporation, is the investment adviser for the funds. Prior to April 1, 2000, the funds were managed by the Capital Management Division of Firstar Bank, N.A., which is also a wholly owned subsidiary of Firstar Corporation. As part of an internal restructuring of the investment advisory function within Firstar Corporation, the investment management resources of the Capital Management Division of Firstar Bank, N.A. have been consolidated with those of FIRMCO. Management of the funds was not affected by this consolidation. The investment decisions made by FIRMCO are subject to direction of the funds' board of trustees. (The Statement of Additional Information contains more information regarding the board of trustees.) The adviser conducts investment research and supervision for the funds and is responsible for the purchase and sale of securities for the funds' portfolios. The adviser receives an annual fee from each fund for its services as follows:

                                            BEFORE   AFTER
                                            WAIVERS  WAIVERS
------------------------------------------- -------- ---------
Treasury Fund                               0.50%    0.50%
Tax-Free Money Market Fund                  0.55%    0.50%
Ohio Tax-Free Money Market Fund             0.55%    0.35%
------------------------------------------- -------- ---------

THE AMOUNTS SHOWN REPRESENT A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET
ASSETS.


  FIRMCO, located at the Firstar Center, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, has provided investment advisory services since 1986. FIRMCO currently has $50 billion in assets under management.


FUND ADMINISTRATION, FUND ACCOUNTING, DIVIDEND DISBURSEMENT AND CUSTODY SERVICES

Firstar Mutual Fund Services, LLC, an affiliate of the funds' investment adviser, provides administrative, accounting and dividend disbursement services to the Firstar Stellar Funds and is located in Milwaukee, Wisconsin. Firstar Bank, N.A., serves as custodian for the funds.

DISTRIBUTION OF SHARES
--------------------------------------------------------------------------------

DISTRIBUTOR

Edgewood Services, Inc. is the distributor for shares of the funds. Edgewood is based in Pittsburgh, Pennsylvania and is the distributor for a number of investment companies around the country.

RULE 12B-1 PLAN

The funds have adopted a Rule 12b-1 Plan under the Investment Company Act of 1940. Under the 12b-1 Plan, class C shares may pay up to an annual rate of 0.25% of the average daily net asset value of shares to Edgewood. Edgewood uses this fee to finance activities that promote the sale of the funds' shares. Such activities include, but are not necessarily limited to, advertising, printing and mailing prospectuses to persons other than current shareholders, printing and mailing sales literature, and compensating underwriters, dealers and sales personnel.

Currently, the TAX-FREE MONEY MARKET FUND and the OHIO TAX-FREE MONEY MARKET FUND are not paying or accruing Rule 12b-1 fees. Whenever Edgewood deems it appropriate, Edgewood may, from time to time, voluntarily reduce its compensation under the Rule 12b-1 Plan to the extent expenses of the shares exceed a certain limit. Rule 12b-1 fees are paid out of fund assets on an on-going basis. Over time, these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

Edgewood may select financial institutions such as banks, fiduciaries, custodians for public funds, investment advisers and broker/dealers as agents to provide sales or administrative services for their clients or customers who beneficially own shares of the funds. Financial institutions will receive fees from the distributor based upon shares owned by their clients or customers. Edgewood will determine the schedule of such fees and the basis upon which such fees will be paid.

DESCRIPTION OF CLASSES
--------------------------------------------------------------------------------

Firstar Stellar Funds offers four classes of shares - classes A, B, C and Y shares. Class A and B shares are only offered with the bond and stock funds. Please call 1-800-677-FUND to receive a copy of the bond or stock funds prospectuses, which describe the A and B share classes. Class C shares are only offered with the money market funds and are discussed below. Class Y shares are offered with various funds.

CLASS C SHARES

Class C shares are regular retail shares and may be purchased by individuals or IRAs. With class C shares, you pay no sales charge when you invest. In the case of the TREASURY FUND, an annual Rule 12b-1 fee (as discussed previously) is assessed against the shares of the class. All of the money market funds sell class C shares.

CLASS Y SHARES

The Y class of shares is available only to Firstar Bank's trust or institutional customers. With class Y shares, not only do you not pay any sales charges, you also do not pay a Rule 12b-1 fee. Similar to the C shares, however, the Y shares pay investment management fees and other fees. Currently, only the TREASURY FUND sells class Y shares.

PRICE OF SHARES
--------------------------------------------------------------------------------

WHAT SHARES COST

Shares of the funds are sold at their net asset value (NAV) next determined after an order is received. The funds attempt to stabilize the net asset value of their shares at $1.00 by valuing the portfolio securities using the amortized cost method. The net asset value is calculated by subtracting the total liabilities of each fund from the fund's total assets. The difference is divided by the number of fund shares outstanding. There is no sales charge imposed by any of the funds.

                                      NAV =
                              ASSETS - LIABILITIES
                              --------------------
                              # outstanding shares

The funds will utilize the amortized cost method in valuing its portfolio securities. This method involves valuing a security at its cost adjusted by a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. The purpose of this method of calculation is to facilitate the maintenance of a consistent net asset value per share for the fund of $1.00. However, there is no assurance that the $1.00 net asset value per share will be maintained.

The net asset value for the TAX-FREE MONEY MARKET FUND and OHIO TAX-FREE MONEY MARKET FUND is determined as of 10:00 a.m. (Eastern time). The net asset value for the TREASURY FUND is determined as of 2:00 p.m. (Eastern time).

PURCHASING SHARES
--------------------------------------------------------------------------------

OPENING AN ACCOUNT

To open an account, first determine if you are buying class C shares or class Y shares (See "Description of Classes"). The minimum initial investment amounts for each class of shares are as follows. Additional investments may be made in any amount.

------------------------------------------------------------ ---------------------------------------------------------
                      Class C Shares                                              Class Y Shares
------------------------------------------------------------ ---------------------------------------------------------
 .    $1,000 for individuals                                 .     $1,000 for trust or institutional customers of
                                                                  Firstar Bank  ($1,000 may be determined by
 .    $500 for Education IRA customers                             combining the amount in all mutual fund accounts
                                                                  you maintain with Firstar Bank)
 .    $25 for Firstar Bank employees and members of
     their immediate family, and persons contributing to
     SIMPLE IRAs
------------------------------------------------------------ ---------------------------------------------------------

TIMING OF PURCHASE REQUESTS

The price per share will be the net asset value next computed after the time your request is received in good order and accepted by the funds or by the funds' authorized agent. Telephone orders and federal funds wire requests received in good order by the funds before the following times, will be executed on the same day. Requests received after the following times (including all purchases by checks) will be executed the next business day.

                                             DAILY DEADLINES FOR PURCHASE ORDERS
TREASURY FUND                                     2:00 p.m. (Eastern time)
TAX-FREE MONEY MARKET FUND                        10:00 a.m. (Eastern time)
OHIO TAX-FREE MONEY MARKET FUND                   10:00 a.m. (Eastern time)

When making a purchase request, make sure your request is in good order. "Good order" means your purchase request includes:

 .   the NAME of the fund
 .   the DOLLAR amount of shares to be purchased
 .   purchase application or investment stub
 .   check payable to Firstar Stellar Funds

RECEIPT OF ORDERS

Shares may only be purchased on days the New York Stock Exchange and the Federal Reserve wire system are open for business. Your order will be considered received after your check is converted into federal funds and received by Firstar Bank (usually the next business day). If you are paying with federal funds (wire), your order will be considered received when Firstar Bank receives the federal funds.

METHODS OF BUYING
----------------------------------- ------------------------------------------------- ----------------------------------------------
                                    TO OPEN AN ACCOUNT                                TO ADD TO AN ACCOUNT
----------------------------------- ------------------------------------------------- ----------------------------------------------
 .        BY TELEPHONE               Call Firstar Stellar Funds at 1-800-677-FUND to   Call Firstar Stellar Funds at 1-800-677-FUND
         (FIRSTAR BANK CUSTOMERS    place the order.  (Note: For security reasons,    to place the order.  (Note: For security
         ONLY)                      requests by telephone will be recorded.)          reasons, requests by telephone will be
                                                                                      recorded.)
----------------------------------- ------------------------------------------------- ----------------------------------------------
 .        BY MAIL                    Make your check payable to "Firstar Stellar       Fill out the investment stub from an account
                                    Funds."  Forward the check and your application   statement, or indicate the fund name and
                                    to the address below.  No third party checks      account number on your check.  Make your
                                    will be accepted.  If your check is returned      check payable to "Firstar Stellar Funds."
                                    for any reason, a $25 fee will be assessed        Forward the check and stub to the address
                                    against your account.                             below.
----------------------------------- ------------------------------------------------- ----------------------------------------------
 .        BY FEDERAL FUNDS WIRE      Forward your application to Firstar Stellar       Call Firstar Stellar Funds at 1-800-677-FUND
                                    Funds at the address below.  Call                 to notify of incoming wire.  Use the
                                    1-800-677-FUND to obtain an account number.       following instructions:
                                    Wire funds using the instructions to the right.
                                                                                      Firstar Bank, N.A.
                                                                                      Milwaukee, WI  53202
                                                                                      ABA #:  075000022
                                                                                      Credit:  Firstar Mutual Fund Services, LLC
                                                                                      Account #:  112-952-137
                                                                                      Further Credit: (name of fund, share class)
                                                                                                      (name/title on the account)
                                                                                                      (account #)
                                                                                     The fund and its transfer agent are not
                                                                                     responsible for the consequences of delays
                                                                                     resulting from the banking or Federal Reserve
                                                                                     Wire system, or from incomplete wiring
                                                                                     instructions.
----------------------------------- ------------------------------------------------- ----------------------------------------------
 .        AUTOMATIC INVESTMENT PLAN  Open a fund account with one of the other        If you didn't set up an automatic investment
                                    methods. If by mail, be sure to include your     plan with your original application, call
                                    checking account number on the appropriate       Firstar Stellar Funds at 1-800-677-FUND.
                                    section of your application and enclose a        Additional investments (minimum of $25 per
                                    voided check or deposit slip with initial        period) will be taken automatically monthly
                                    purchase application.                            or quarterly from your checking account.
----------------------------------- ------------------------------------------------- ----------------------------------------------
 .        THROUGH SHAREHOLDER        To purchase shares for another investor, call     To purchase shares for another investor,
         SERVICE ORGANIZATIONS      Firstar Stellar Funds at 1-800-677-FUND.          call Firstar Stellar Funds at 1-800-677-FUND.
----------------------------------- ------------------------------------------------- ----------------------------------------------
 .        BY EXCHANGE                Call 1-800-677-FUND to obtain exchange            Call 1-800-677-FUND to obtain exchange
                                    information.  See "Exchanging Shares."            information.  See "Exchanging Shares."
----------------------------------- ------------------------------------------------- ----------------------------------------------

ADDRESS FOR FIRSTAR STELLAR FUNDS

You should use the following addresses when sending documents by mail or by overnight delivery:

BY MAIL                                   BY OVERNIGHT DELIVERY
Firstar Stellar Funds                     Firstar Stellar Funds
c/o Firstar Mutual Fund Services, LLC     c/o Firstar Mutual Fund Services, LLC
P.O. Box 3011                             615 E. Michigan Street, Third Floor
Milwaukee, Wisconsin  53201-3011          Milwaukee, Wisconsin  53202

NOTE: The funds do not consider the U.S. Postal Service or other independent delivery services to be their agents. Therefore, deposits in the mail or with such services, or receipt at Firstar Mutual Fund Services, LLC's post office box of purchase applications or redemption requests do not constitute receipt by Firstar Mutual Fund Services, LLC or the funds.

SELLING SHARES
--------------------------------------------------------------------------------

METHODS OF SELLING
---------------------------------- -----------------------------------------------------------------------------------
                                   TO SELL SOME OR ALL OF YOUR SHARES
---------------------------------- -----------------------------------------------------------------------------------
 .        BY TELEPHONE              Call Firstar Stellar Funds at 1-800-677-FUND to sell shares.
                                   (NOTE:  For security reasons, requests by telephone will be recorded.)
---------------------------------- -----------------------------------------------------------------------------------
 .        BY MAIL                   Send a letter instructing the Firstar Stellar Funds to redeem the dollar amount or number of shares you wish.  The letter should contain the fund's name, the account number and the number of shares or the dollar amount of shares to be redeemed.  Be sure to have all shareholders sign the letter.  If your account is an IRA, signatures must be guaranteed and your request must indicate whether or not 10% withholding should apply.  Requests submitted without an election whether or not to withhold will be subject to withholding.
---------------------------------- -----------------------------------------------------------------------------------
 .        BY FEDERAL FUNDS WIRE     Call Firstar Stellar Funds at 1-800-677-FUND to request the amount of money you want. Be sure to have all necessary information from your bank. Your bank may charge a fee to receive wired funds.
---------------------------------- -----------------------------------------------------------------------------------
 .        SYSTEMATIC WITHDRAWAL     Call Firstar Stellar Funds at 1-800-677-FUND to arrange for regular monthly or
         PLAN                      quarterly fixed withdrawal payments.  The minimum payment you may receive is $25 per period. Note that this plan may deplete your investment and affect your income or yield. Also, it isn't wise to make purchases of class B shares while participating in this plan because of the sales charges.
---------------------------------- -----------------------------------------------------------------------------------
 .        SHAREHOLDER SERVICE       Consult your account agreement for information on redeeming shares.
         ORGANIZATION
---------------------------------- -----------------------------------------------------------------------------------

 .        BY EXCHANGE               Call 1-800-677-FUND to obtain exchange information.  See "Exchanging Shares" for more information.

---------------------------------- -----------------------------------------------------------------------------------

WHEN REDEMPTION PROCEEDS ARE SENT TO YOU

Your shares may only be redeemed on days on which the funds compute their net asset value. Your redemption requests cannot be processed on days the New York Stock Exchange is closed or on federal holidays which restrict wire transfers.

When making a redemption request, make sure your request is in good order. "Good order" means your letter of instruction includes:

 .   the NAME of the fund
 .   the NUMBER of shares or the DOLLAR amount of shares to be redeemed
 .   SIGNATURES of all registered shareholders exactly as the shares are registered (guaranteed for IRAs)
 .   the ACCOUNT number

All requests received in good order by Firstar Stellar Funds before 3:30 p.m. (Eastern time), will normally be wired to the bank you indicate or mailed on the following day to the address of record. In no event will proceeds be wired or a check mailed more than 7 calendar days after Firstar receives a proper redemption request.

If you purchase shares using a check and soon after request a redemption, Firstar Stellar Funds will honor the redemption request, but will not mail the proceeds until your purchase check has cleared (usually within 12 days).

Your shares will be redeemed at the net asset value next determined after Firstar Stellar Funds receives your redemption request in good order.

ACCOUNTS WITH LOW BALANCES

Due to the high cost of maintaining accounts with low balances, Firstar Stellar Funds may mail you a notice if your account falls below $1,000 requesting that you bring the account back up to $1,000 or close it out. If you do not respond to the request within 30 days, Firstar Stellar Funds may close the account on your behalf and send you the proceeds. If you have an account through a shareholder service organization, consult your account agreement for information on accounts with low balances.

SIGNATURE GUARANTEES

You will need your signature guaranteed if:
 .   you are redeeming shares from an IRA account
 .   you request a redemption to be made payable to a person not on record with the funds, or
 .   you request that a redemption be mailed to an address other than that on record with the funds

You may obtain signature guarantees from most trust companies, commercial banks or other eligible guarantor institutions. A notary public cannot guarantee signatures.

EXCHANGING SHARES
--------------------------------------------------------------------------------

You can exchange shares between the Firstar Stellar Funds within the same class. You also may exchange class C shares (no-load money market funds) for class A or B shares of any Firstar Stellar Fund. However, you may not exchange shares from class B to class C and then to class A.

Exercising the exchange privilege is really two transactions: a sale of one fund and the purchase of another.

Exercising the exchange privilege is really two transactions: a sale of one fund and the purchase of another. The same policies that apply to purchases and sales apply to exchanges, including minimum investment amounts. Keep in mind that some funds may have higher sales charges than other funds and you may have to pay the difference in fee. Exchanges also have the same tax consequence as ordinary sales and purchases and you could realize short or long-term capital gains or losses. Generally, exchanges may only be made between identically registered accounts unless you send written instructions with a signature guarantee.

The SAI contains more information on exchanges. You may also call 1-800-677-FUND to learn more about exchanges, other Firstar Stellar Funds, or any other Firstar family of funds.

DISTRIBUTIONS AND TAXES
--------------------------------------------------------------------------------

DIVIDENDS

The funds declare dividends on a daily basis and pay them to you on a monthly basis. Unless you provide a written request to receive payments in cash, your dividends will automatically be reinvested in additional shares of the fund. Dividends paid in cash will be mailed to you via the U.S. Postal Service. Keep in mind that undeliverable checks or checks not deposited within six months will be reinvested in additional shares of the fund at the then current net asset value. Dividends are earned on the day shares of the fund are purchased. If you are investing through a shareholder service organization, consult your account agreement for dividend payment information. Dividends paid in cash or in additional shares are treated the same for tax purposes.

CAPITAL GAINS

If any of the funds realize capital gains, you could earn more dividends. Capital losses could result in a decrease in dividends for you. If a fund realizes net long-term capital gains (not very common), the fund would distribute them every 12 months.

TAX INFORMATION


The funds will pay no federal income tax because they expect to meet certain Internal Revenue Code requirements. The funds will be treated as single, separate entities for federal income tax purposes so that income (including capital gains, if any) and losses realized by one fund will not be combined for tax purposes with those realized by the other funds. Each of the funds expects its distributions to consist primarily of ordinary income, but for the two tax-free funds, the distributions will be tax-free for the most part. The funds will provide you with detailed tax information for reporting purposes. You should consult your own tax adviser regarding tax consequences under your state and local laws.


An exchange is not a tax-free transaction. An exchange of shares pursuant to the funds' exchange privilege is treated the same as an ordinary sale and purchase for federal income tax purposes and you will realize a capital gain or loss.

ADDITIONAL TAX INFORMATION

TREASURY FUND

If you are a shareholder of the TREASURY FUND, unless you are exempt from having to pay federal income taxes, you are required to pay federal income taxes on any dividends and other distributions (including capital gain distributions) you receive.

TAX-FREE MONEY MARKET FUND

INTEREST INCOME ON MUNICIPAL BONDS If you are a shareholder of the TAX-FREE MONEY MARKET FUND, you are not required to pay regular federal income tax on any dividends you receive from the fund that represent net interest income on tax-exempt municipal bonds. However, you may have to pay federal alternative minimum taxes on dividends representing net interest income earned on some municipal bonds.


The alternative minimum tax (AMT) applies when it exceeds the regular federal income tax for the taxable year. AMT is equal to the regular taxable income of the taxpayer increased by certain "tax preference" items not included in regular taxable income and reduced by only a portion of the deductions allowed in the calculation of the regular tax. The Tax Reform Act of 1986 treats interest on certain private activity bonds as a tax preference item for both individuals and corporations. Unlike traditional governmental purpose municipal bonds, which finance roads, schools, libraries, prisons and other public facilities, private activity bonds provide benefits to private parties.


The fund is permitted to purchase all types of municipal bonds, including private activity bonds. As a result, if the fund purchased any private activity bonds, a portion of the fund's dividends may be treated as a tax preference item. The fund's investment adviser, however, currently has no intention to purchase these types of bonds.

If you are an individual shareholder, your AMT could amount to 28% of your alternative minimum taxable income. If you are a corporate shareholder, all dividends of the fund which represent interest on municipal bonds may be subject to the 20% corporate AMT because the dividends are included in your corporate "adjusted current earnings."

Corporate alternative minimum taxable income includes 75% of the excess pre-tax adjusted current earnings over its alternative minimum taxable income as a tax preference item. Adjusted current earnings are based on the corporation's earnings and profits. Earnings and profits generally include the full amount of any fund dividend. However, alternative minimum taxable income does not include the portion of the fund's dividends attributable to municipal bonds that are not private activity bonds. As a result, the difference will be included in the calculation of the corporation's AMT.

INTEREST INCOME ON TEMPORARY INVESTMENTS If the fund invests in certain temporary investments, you may have to pay regular federal income tax on the dividends you receive. This is because dividends representing net interest income earned on some temporary investments and any realized net short-term gains are taxed as ordinary income. Examples of these temporary investments include:

 .   obligations issued by or on behalf of municipal or corporate issuers having the same quality and maturity characteristics as municipal securities purchased by the fund;
 .   instruments issued by banks or other depository institutions which have capital, surplus and undivided profits in excess of $100,000,000 at the time of investment;
 .   repurchase agreements; and
 .   prime commercial paper rated A-1 by S&P's Ratings Group, Prime-1 by Moody's or Fitch or other short-term credit instruments.

OHIO TAX-FREE MONEY MARKET FUND

If you are a shareholder of the OHIO TAX-FREE MONEY MARKET FUND, you may still have to pay taxes on income earned in states other than Ohio. You should consult your tax adviser regarding your investment under state and local laws.

INTEREST INCOME ON MUNICIPAL BONDS As a shareholder of the fund, you are not required to pay federal regular income tax on any dividends you receive from the fund that represent net interest interest on tax-exempt municipal bonds. However, you may have to pay federal alternative minimum taxes on dividends representing net interest income earned on some municipal bonds. You should read the previous discussion on alternative minimum taxable income.

For both corporate and individual shareholders, under Ohio laws, distributions made by the fund will not be subject to Ohio income taxes to the extent that the distributions qualify as exempt interest dividends under the Internal Revenue Code. Also, the distributions must represent:

1. interest on obligations of Ohio or its subdivisions which is exempt from regular federal income tax; or

2. interest or dividends from obligations issued by the U.S. and its territories or possessions or by any authority, commission or instrumentality of the U.S. which is exempt from state income tax under federal laws.

However, if the fund invests in types of obligations that do not fall in the above categories, you will have to pay Ohio income taxes on the distributions you receive.

For corporate shareholders, distributions made by the fund will not be subject to Ohio corporate franchise tax to the extent that the distributions qualify as exempt interest dividends under the Internal Revenue Code and represent:

1. interest on obligations of Ohio or its subdivisions which is exempt from regular federal income tax; or

2. net interest income from obligations issued by the U.S. and its territories or possessions or by any authority, commission or instrumentality of the U.S. which is exempt from state income tax under federal laws.

Exempt-interest dividends that represent interest from obligations issued by Ohio or its political subdivisions will be exempt from any Ohio municipal income tax (even if the municipality is permitted under Ohio laws to levy a tax on intangible income).

INTEREST INCOME ON TEMPORARY INVESTMENTS If the fund invests in certain temporary investments, you may have to pay regular federal income tax on the dividends you receive. This is because dividends representing net interest income earned on some temporary investments and any realized net short-term gains are taxed as ordinary income. Examples of these temporary investments include:

 .   obligations issued by or on behalf of municipal or corporate issuers;
 .   obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities;
 .   instruments issued by a U.S. bank or other depository institutions which have capital, surplus and undivided profits in excess of $100,000,000 at the time of investment; and
 .   repurchase agreements.

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The financial highlights tables set forth below are intended to help you understand the funds' financial performance for the past 5 years or for the funds' period of operations, as the case may be. Most of the information reflects financial results with respect to a single fund share. The total returns in the tables represent the rates that an investor would have earned (or lost) on an investment in a fund (assuming reinvestment of all dividends and distributions). This information has been audited by Arthur Andersen LLP, whose report, along with the funds' financial statements, are included in the funds' annual report, which is available upon request.

TREASURY FUND
(Class C Shares/1/                                              Period ended November 30,
---------------------------------------------- ------------- ------------ ----------- ----------- -----------
                                                   1999         1998         1997        1996        1995
---------------------------------------------- ------------- ------------ ----------- ----------- -----------
NET ASSET VALUE, BEGINNING OF PERIOD              $1.00         $1.00       $1.00       $1.00       $1.00
---------------------------------------------- ------------- ------------ ----------- ----------- -----------
INCOME FROM INVESTMENT OPERATIONS
  Net investment income                            0.04         0.05         0.05        0.05        0.05
  Net gains or losses on securities (both           -             -           -           -           -
  realized and unrealized)
  Total from investment operations                 0.04         0.05         0.05        0.05        0.05
LESS DISTRIBUTIONS
  Dividends (from net investment income)          (0.04)       (0.05)       (0.05)      (0.05)      (0.05)
  Distributions (from capital gains)                -             -           -           -           -
  Total distributions                             (0.04)       (0.05)       (0.05)      (0.05)      (0.05)
---------------------------------------------- ------------- ------------ ----------- ----------- -----------
NET ASSET VALUE, END OF PERIOD                    $1.00         $1.00       $1.00       $1.00       $1.00
---------------------------------------------- ------------- ------------ ----------- ----------- -----------
TOTAL RETURN/2/                                    4.02%         4.69%       4.85%       4.80%       5.23%
RATIOS/SUPPLEMENTAL DATA
  Net assets, end of period                     $1,049,641    $542,430     $469,400    $829,259    $654,963
  (000's omitted)
  Gross ratio of expenses to average net          1.08%         1.08%       0.93%       0.90%       0.91%
  assets/3/
  Net ratio of expenses to average net            0.92%         0.88%       0.73%       0.70%       0.71%
  assets/4/
  Gross ratio of net income to average net        3.82%         4.38%       4.53%       4.49%       4.94%
  assets/3/
  Net ratio of net income to average net          3.98%         4.58%       4.73%       4.69%       5.14%
  assets/4/

/1/ The C class of the Treasury Fund has been operating since April 15, 1989. /2/ Based on net asset value.
/3/ Before waivers.
/4/ After waivers.

TREASURY FUND
(Class Y Shares1)                                       Period ended November 30,
                                                   1999           1998         1997
---------------------------------------------- -------------- ------------- -----------
NET ASSET VALUE, BEGINNING OF PERIOD               $1.00         $1.00        $1.00
---------------------------------------------- -------------- ------------- -----------
INCOME FROM INVESTMENT OPERATIONS
  Net investment income                            0.04           0.05         0.03
  Net gains or losses on securities (both           --             --           --
  realized and unrealized)
  Total from investment operations                 0.04           0.05         0.03
LESS DISTRIBUTIONS
  Dividends (from net investment income)          (0.04)         (0.05)       (0.03)
  Distributions (from capital gains)                --             --           --
  Total distributions                             (0.04)         (0.05)       (0.03)
---------------------------------------------- -------------- ------------- -----------
NET ASSET VALUE, END OF PERIOD                     $1.00         $1.00        $1.00
---------------------------------------------- -------------- ------------- -----------
TOTAL RETURN/2/                                     4.18%         4.84%        3.37%
RATIOS/SUPPLEMENTAL DATA
  Net assets, end of period                     $1,766,246     $1,123,144    $659,296
  (000's omitted)
  Gross ratio of expenses to average net           0.93%         0.93%        0.92%3
  assets/4/
  Net ratio of expenses to average net             0.77%         0.73%        0.72%3
  assets/5/
  Gross ratio of net income to average net         3.97%         4.53%        4.67%3
  assets/4/
  Net ratio of net income to average net           4.13%         4.73%        4.87%3
  assets/5/

/1/ The Y class of the Treasury Fund has been operating since March 25, 1997. /2/ Based on net asset value.
/3/ Annualized.
/4/ Before waivers.
/5/ After waivers.

TAX-FREE MONEY MARKET FUND
(Class C Shares1)                                                 Period ended November 30,
                                                  1999         1998        1997        1996        1995
---------------------------------------------- ------------ ----------- ----------- ----------- -----------
NET ASSET VALUE, BEGINNING OF PERIOD             $1.00        $1.00       $1.00       $1.00       $1.00
---------------------------------------------- ------------ ----------- ----------- ----------- -----------
INCOME FROM INVESTMENT OPERATIONS
  Net investment income                           0.02         0.03        0.03        0.03        0.03
  Net gains or losses on securities (both          --           --          --          --          --
  realized and unrealized)
  Total from investment operations                0.02         0.03        0.03        0.03        0.03
LESS DISTRIBUTIONS
  Dividends (from net investment income)         (0.02)       (0.03)      (0.03)      (0.03)      (0.03)
  Distributions (from capital gains)               --           --          --          --          --
  Total distributions                            (0.02)       (0.03)      (0.03)      (0.03)      (0.03)
---------------------------------------------- ------------ ----------- ----------- ----------- -----------
NET ASSET VALUE, END OF PERIOD                   $1.00        $1.00       $1.00       $1.00       $1.00
---------------------------------------------- ------------ ----------- ----------- ----------- -----------
TOTAL RETURN/2/                                   2.50%        2.83%       3.02%       2.91%       3.32%
RATIOS/SUPPLEMENTAL DATA
  Net assets, end of period                    $155,595     $134,556    $126,348    $153,256    $167,356
  (000's omitted)
  Gross ratio of expenses to average net          1.02%        1.05%       0.99%       1.01%       1.01%
  assets/3/
  Net ratio of expenses to average net            0.76%        0.75%       0.69%       0.70%       0.66%
  assets/4/
  Gross ratio of net income to average net        2.20%        2.49%       2.66%       2.56%       2.91%
  assets/3/
  Net ratio of net income to average net          2.46%        2.79%       2.96%       2.87%       3.26%
  assets/4/

/1/ The Tax-Free Money Market Fund has been operating since March 15, 1991. /2/ Based on net asset value.
/3/ Before waivers.
/4/ After waivers.

OHIO TAX-FREE MONEY MARKET FUND
(Class C Shares/1/)                            Period ended November 30,
                                                  1999        1998
---------------------------------------------- ----------- -----------
NET ASSET VALUE, BEGINNING OF PERIOD             $1.00       $1.00
---------------------------------------------- ----------- -----------
INCOME FROM INVESTMENT OPERATIONS
  Net investment income                           0.03        0.03
  Net gains or losses on securities (both          --          --
  realized and unrealized)
Total from investment operations                  0.03        0.03
LESS DISTRIBUTIONS
  Dividends (from net investment income)         (0.03)      (0.03)
  Distributions (from capital gains)               --          --
Total distributions                              (0.03)      (0.03)
---------------------------------------------- ----------- -----------
NET ASSET VALUE, END OF PERIOD                   $1.00       $1.00
---------------------------------------------- ----------- -----------
TOTAL RETURN/2/                                   2.67%       2.85%
RATIOS/SUPPLEMENTAL DATA
  Net assets, end of period                     $64,475     $57,614
  (000's omitted)
  Gross ratio of expenses to average net         1.09%       1.29%3
  assets/4/
  Net ratio of expenses to average net           0.58%       0.69%3
  assets/5/
  Gross ratio of net income to average net       2.13%       2.21%3
  assets/4/
  Net ratio of net income to average net         2.64%       2.81%3
  assets/5/

/1/ The Ohio Tax-Free Money Market Fund has been operating since December 2,
    1997.
/2/ Based on net asset value.
/3/ Annualized
/4/ Before waivers.
/5/ After waivers.

                                         FOR MORE INFORMATION

                                         YOU MAY OBTAIN THE FOLLOWING AND OTHER
                                         INFORMATION ON THE FIRSTAR STELLAR
                                         FUNDS FREE OF CHARGE:

                                         ANNUAL AND SEMI-ANNUAL REPORTS TO
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                                         The annual and semi-annual reports
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                                         discussion of the market conditions and
                                         investment strategies that affected the
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                                         fiscal year.

                                         STATEMENT OF ADDITIONAL INFORMATION
                                         (SAI) DATED MARCH 31, 2000

                                         The SAI is incorporated into this
                                         prospectus by reference (i.e., legally
                                         made a part of this prospectus). The
                                         SAI provides more details about the
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                                         FUNDS:

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                                         You may review and obtain copies of
                                         fund information (including the SAI) at
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Investment Company Act File # 811-05762